U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2009

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Sector 10, Inc.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

000-24370	33-0565710
(Commission File No.)	(IRS Employer Identification No.)

14553 South 790 West

Bluffdale, Utah 84065

(206) 853-4866

(Address and telephone number of principal executive offices and place of business)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01

On May 7, 2009, in pursuing their acquisition strategy, Sector 10, Inc. signed a Letter of Intent with Fairhaven International LLC to purchase an important technology and related intellectual property rights for use in worldwide monitoring of Sector 10 sites. The system, known as the Operational Readiness, Command & Administration System (ORCAS), was developed in response to the need for a simplified system for monitoring emergency incidents and events around the world. ORCAS is currently in use by several agencies for monitoring these exact types of situations. The ORCAS platform will be used in conjunction with the patented Emergency Stationary Response Units (SRU).

The application of ORCAS to Sector 10’s technology underscores the ongoing commitment of the Company in ensuring the protection and well being of its clients and their customers. In a typical installation, once a catastrophe happens, ORCAS will immediately display the location of the unit, and then be the link to the available assets for response. ORCAS will be available for free to local police, fire and EMS when a building within their jurisdiction has Sector 10 SRU’s installed.

Sector 10 will purchase the Targeted Assets for a purchase price of $100,000 (“Purchase Price”) subject to the provisions of the Letter of Intent. The payment of the purchase price will be paid in Common Stock upon final closing of sale structured as follows:

1.

Upon joint signature of the LOI, Sector 10 will put forth 200,000 shares to ORCAS as a good faith down deposit. This deposit will be in the form of Sector 10, Inc. common stock. This stock will be restricted as per the regulations of the SEC. Any deposited stock will be returned if this agreement is canceled on or before closing. Upon closing, but in no case less than a 6-month period, or subject to SEC or other regulators, Sector 10 will release deposited stock valued at $100,000 to ORCAS. Any remaining deposited stock will be returned to Sector 10, Inc. The Sector 10, Inc. common stock under this agreement will be adjusted for any stock split that is effective during the period on or before the completion of all payments under this agreement. .

2.

Upon joint signature of the LOI, Sector 10 will assume the bills and expenses for ORCAS. The assumed expenses do not include any compensation or benefits during the period before closing.

3.

Upon joint signature of the LOI, Sector 10 will assume the income for ORCAS.

The parties will use best efforts to close within 180 days from the date on the Letter of Intent. Definitive Agreements will be prepared as due diligence is completed. Due diligence has not been completed and no definitive agreements have been prepared as of May 19, 2009.

ABOUT SECTOR 10

Sector 10, Inc. is focused on changing the emergency response paradigm from centralized equipment staging to onsite pre-deployed resources. Sector 10 is the only emergency response systems company so strongly emphasizing pre-deployed resources as the way to save lives, avert injuries, reduce liability and to “Bridge the Survival Gap”.

Sector 10 seeks to become a leading provider of pre-deployed emergency life response equipment across a number of major metropolitan areas located in the United States. The core focus of Sector 10 is on developing and marketing first response solutions, utilizing two lines of patented products, Mobile Response Units (“MRU”) and Stationary Response Units (“SRU”). Sector 10 intends to position its product offerings to market and address the city-centric emergency needs of larger metropolitan areas with the Pericles LogiX 3D System. The Pericles LogiX 3D System is a structured and integrated emergency solution designed to pre-deploy emergency and disaster response equipment in multi-story residential and commercial buildings. Sector 10 is the exclusive provider of the Pericles LogiX 3D System in the United States. Sector 10 also offers the SRU and MRU product lines, which are designed to provide emergency safety services in large metropolitan areas. Sector 10 has begun sales and distribution of the SRU and MRU products within the United States

SECTOR 10 PRODUCTS/SERVICES

Sector 10’s core focus is on first response solutions, utilizing its MRU and SRU products. Sector 10 believes both product lines represent significant advances in emergency response systems and evacuation aids. In addition to marketing and sale of the MRU and SRU products, Sector 10 intends to provide replenishment & maintenance, services customer service and education and training services to purchasers of the MRU and SRU products. In an effort to expand its marketing and sales efforts, Sector 10 proposes to increase product sales by facilitating financial arrangements through private or municipal financing sources.

Major markets identified by Sector 10 include Multi-Story Buildings, Construction/Industrial Sites, Schools, Hospitals, Airports, Convention Centers and Stadiums.

The multi-story building market is the initial target market for Sector 10. Sector 10 intends to focus the promotion of MRU and SRU products to multi-story building owners, managers and tenants. In particular, Sector 10 intends to target the top 20 building managers in the UNITED States. Sector 10 believes there are over 6 million buildings in the United States, of which approximately 943,000 are over 7 stories and 400,000 are skyscrapers. Sector 10 believes the large number of multi-story buildings in the United States creates an attractive marketing opportunity.

Sales efforts have currently been focused on the West Coast and the New York Metropolitan area on the East Coast.

SECTOR 10 COMPETITION

Sector 10 is not aware of any direct competition for the MRU or SRU product line. Sector 10 has not identified any enterprise currently manufacturing or marketing a pre-packaged, pre-deployable emergency response unit. Within the market Sector 10 has identified above, Sector 10 intends to provide a new channel of distribution in the emergency response market. The distributors of the thousands of existing medical safety and communications products are potential customers of Sector 10 because the MRU is a new way to communicate, store, deliver, deploy and stage emergency relief and products. Those who specialize in safety and emergency products are typically a division or subsidiary of a larger organization.

FORWARD LOOKNG STATEMENTS

In addition to historical information, this Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated terms and conditions of a transaction which the Company has not consummated, which is subject to unfulfilled conditions and which may never be consummated. Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation and does not intend to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: the ability of the Company to reach agreement on the terms and conditions of the proposed transactions, the willingness of third parties, whose actions are beyond the control of the Company to facilitate the proposed transaction, potential regulatory scrutiny, the Company’s failure to accurately forecast the response of the Company’s shareholders to the proposed transaction and the challenges of competing successfully in a highly-competitive and rapidly-changing industry. Other factors that may cause actual results to vary from the Company’s expectations include developments associated with fluctuations in the economy and the demand for the products and services of the Company; the Company’s limited financial resources; the Company’s ability to obtain capital necessary to pursue its proposed plan of operations; variations in market and economic conditions; the degree and nature of competition; the ability of the Company to expand their product and service offerings to new and existing markets; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the risk factors set forth in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. All forward-looking statements are qualified in their entirety by this cautionary statement.

Section 2 – Financial Information

None

Section 3 - Securities and Trading Markets

Item 3.03

Material Modification to Rights of Security Holders

Reverse Stock Split

The Company filed a definitive Form 14C on April 24, 2009 to inform shareholders of the authorization to file a 1 to 10 reverse split of common shares.

The Board has unanimously adopted a resolution approving the Reverse Split whereby common shareholders would receive 1 share of post reverse split common shares for each 10 shares of pre-reverse split common shares.  The majority shareholders also approved the reverse split. Management anticipates that the principal effects of the Reverse Split will be that:

1.

The number of outstanding shares of Common Stock will be reduced from approximately 102,210,292 to approximately 10,221,029;

2.

The number of shares of Post-Split Common Stock held by each Stockholder will be equal to 1/10th of the number of shares of pre-split Common Stock held by that stockholder;

3.

The trading price of the Post-Split Common Stock will be greater than the current trading price of a share of Common Stock (the exact trading price of the Post-Split Common Stock will depend on the reaction, if any, of the public market for the Post-Split Common Stock, as well as other factors, all as discussed in greater detail below);

4.

Stockholders who would otherwise be entitled to receive a fractional share of Post-Split Common Stock, after all Shares of Common Stock held by such Stockholder are consolidated, as a result of the Reverse Split will be entitled, upon surrender of the certificate(s) representing such Stockholder’s Common Stock, if any, to have the fractional share rounded up to one share of Post-Split Common Stock; and

5.

The Company will be authorized to issue 199,000,000 shares of Common Stock, of which approximately 10,221,029 shares will be issued and outstanding.

The amendment to the articles of incorporation reflecting the reverse split was approved by the Delaware Secretary of State on April 30, 2009.

The Company was notified on May 28, 2009 that NASDAQ has received all necessary information to process the reverse split. The Company was informed that the 1 for 10 reverse split transaction was approved and would be effective at the opening of business on May 19, 2009. Due to this transaction, the trading symbol for the Company has been changed. The new symbol is SECI. The former symbol iwas SECT. The new symbol takes effect on May 19, 2009.

Section 4 - Matters Related to Accountants and Financial Statements

None

Section 5 -- Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following individual has been engaged as an Officer of the Company, effective as of April 28, 2009, to the positions indicated:

Name	Age	Position
John B. Gargett	56	Vice President Operations, Chief Operations Officer

Mr. John B. Gargett is a graduate of Western Washington University, is Vice President for Operations for the National Institute of Urban Search and Rescue, the 2006 winner of the prestigious NIUSR “Press On” Award, is President of Fairhaven International, a Crisis, Emergency and Risk Management Consulting firm, and is President of Encompsol, a software firm specializing in Fire Code Compliance.

Mr. Gargett is recognized nationally and internationally as an expert in Crisis Management. He has worked in over forty countries and assisted the United Nations in designing systems for the monitoring of relief supplies in the former Yugoslavia and Somalia. He has provided expert lectures to Japanese private sector companies on the threats facing, and working in, hostile or overseas environments.

Mr. Gargett has also worked with many industrial firms writing, evaluating, and implementing Crisis and Emergency Management plans, including ARCO (now BP), Lockheed Martin, Trans Mountain Pipeline Corporation, and Shell Canada Ltd.

He has designed, conducted, and evaluated over 150 exercises, including Air Crashes, Corporate Office Bombings, Disgruntled Employee, Earthquakes, Hazardous Materials, Pandemic, Chemical Attacks, Nuclear Dirty Bomb, and IED exercises, to name just a few. These exercises have been as small as 5-10 people at a technology campus to over 1,000 local, state, federal, private sector and international for a week long pandemic exercise. Mr. Gargett has served in a consultant’s role in the automation components of new Emergency Operations Centers in both in the United States and abroad.

 Mr. Gargett was elected to the Board of Directors effective on April 13, 2009. He was engaged as an employee effective on April 28, 2009. He signed an employee agreement under which he will be a current salary equal to $125,000 per annum, a referral bonus based on 2% of direct referrals of business plus other bonuses and other benefits that may apply to other employees. In addition, Mr. Gargett was provided stock as part of his employment. The distribution of stock is based on various dates of employment as follows.

500,000 shares issued upon acceptance to the Board

500,000 shares issued if employed as of 5/01/2009

500,000 shares issued if employed as of 7/01/2009

500,000 shares issued if employed as of 9/01/2009

500,000 shares issued if employed as of 11/01/2009

The above stock is listed as pre-stock split common shares and will be adjusted accordingly to reflect the changes relating to the 1 for 10 reverse stock split that was effective on May 19, 2009

The following individual has been engaged as an Officer of the Company, effective as of May 8, 2009, to the positions indicated:

Name	Age	Position
Patrick B. Love	56	Director of Business Development, Chief Development Officer

Mr. Patrick B. Love is a leader in the fields of forensic and medical imaging, as well as advancing technological innovation in a variety of fields since 1975. Most notably Mr. Love was the Founder and CEO of Lumen IQ, a forensic imaging company started in 1997 that has since flourished and now holds contracts with the Department of Homeland Security for their automated fingerprinting systems implemented by Motorola. Clario, a medical imaging company, was an outgrowth of the advanced technologies that Mr. Love developed while heading up Lumen IQ.

IDIQ is another company that Mr. Love started. IDIQ's ScriptIQ focuses on using a scientifically proven approach in the identification of signatures, which constitutes a specialized branch of handwriting examination. While the design of letters may be the eye-catching feature, the factors related to the execution of the signature, such as the slant and measurement of the letters, are the cornerstones of accurate identification.

Currently Mr. Love is writing a Book on Handwriting, Content Analysis and the Human Vision System that is to be published in late 2010. This book details the human interaction with images, specifically handwriting, and how the human eye is limited in its ability to distinguish features and characteristics which the use of technologies such as Mr. Love developed for Lumen IQ, greatly enhance the forensic validity of handwriting samples.

Mr. Love also was a paratrooper in the 82nd Airborne serving from 1982-1988 where he was not only a paratrooper but also an honor graduate of the Weapons School at Fort Bragg, N. C, and a Certified Diver. This included work with the Multinational Force and Observers in the Sinai Peninsula. After leaving the military, he served as a weapons specialist for Weapons Specialists in NYC, a firm that provides weapons for movies, and he worked on Black Rain, State of Grace, and Quick Change.

In addition to being a Certified Forensic Document Examiner, and a Certified Grophoanalyst, Mr. Love has been a frequent publisher, presenter and collaborator including multiple seminar and technical session papers presented at ASQDE, NADE, AFDE, IGAS, AAFI, FBI, US and Canadian Secret Service, Naval Military Intel, International Society of Odentology, and the MENZIS Center in Australia. His technologies have also been featured on Court TV, CSI, and were instrumental in the Pilot for the International Début of Proof Positive (Discovery Channel).

Mr. Love was engaged as an employee effective on May 8, 2009. He signed an employee agreement under which he will be a current salary equal to $80,000 per annum, a referral bonus based on 2% of direct referrals of business or investments plus other bonuses and other benefits that may apply to other employees. In addition, Mr. Love was provided stock as part of his employment. The distribution of stock is based on various dates of employment as follows.

100,000 shares issued if employed as of 5/15/2009

100,000 shares issued if employed as of 6/01/2009

100,000 shares issued if employed as of 8/01/2009

100,000 shares issued if employed as of 10/01/2009

100,000 shares issued if employed as of 12/01/2009

The above stock is listed as pre-stock split common shares and will be adjusted accordingly to reflect the changes relating to the 1 for 10 reverse stock split that was effective on May 19, 2009

Item 5.03

Amendments to Articles of Incorporation or Bylaws:

Pursuant to § 242 of the General Corporation Law of the State of Delaware, The Company filed the following amendments to the Articles of Incorporation .

FIRST: That the Board of Directors of the Sector 10, Inc. (the “Corporation”) have duly adopted the following resolution, setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable:

RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Corporation that Article FOURTH of the Certificate of Incorporation of the Corporation be amended to add the following after the first paragraph of Article FOURTH of the Corporation’s Articles of Incorporation:

Reverse Stock Split

Split Ratio. Each 10 shares of the common stock issued and outstanding, or issued and held by the Corporation, as of the day and time this Amendment is filed with Secretary of State of State of Delaware (the “Change Time”) shall be, on and as of the Change Time, combined into one (1) share of common stock of the Corporation, $.001 par value per share.

SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

The amendment filed with the State of Delaware was dated April 23, 2009. The Delaware Secretary of State approved the amendment on April 30, 2009. Such approval was received by the Company on May11, 2009.

Section 6 -Asset-Backed Securities

None

Section 7 - Regulation FD

None

Section 8 – Other Information

Item 8.01

The following changes resulted from the implementation of the 1 for 10 reverse stock split:

(a)

Symbol Change: The Company was assigned a new trading symbol as a result of the reverse common stock split. The changes to the symbol are as follows:

New Symbol: SECI

Old Symbol: SECT

The effective date of the symbol change is May 19, 2009

(b)

CUSIP change: The Company was assigned a new CUSIP number as a result of the reverse common stock split. The changes to the CUSIP number are as follows:

New CUSIP#: 81371J208

Old CUSIP #: 81371J109

Section 9 -- Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements- None

(b)

Pro forma financial information – None

(c)

Exhibits - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2009

SECTOR 10, INC.

By:	PERICLES DEAVILA
Pericles DeAvila, President